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                                                                   Exhibit 31.03

I, Robert D. Walter, certify that:

      1.    I have reviewed this Form 10-K/A of Cardinal Health, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3.    [Not applicable];

      4.    [Not applicable]; and

      5.    [Not applicable].

Dated: November 8, 2005

         /s/ Robert D. Walter
         ------------------------------
         Robert D. Walter
         Chairman and Chief Executive Officer